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                      SEWARD & KISSEL
                  One Battery Park Plaza
                   New York, N.Y.  10004

                 Telephone: (212) 574-1200
                 Facsimile: (212) 480-8421

                Writer's Direct Dial Number
                      (212) 574-1225


                                  January 31, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:  Alliance Growth and Income Fund, Inc.
              File Nos. 2-11023 and 811-126


Dear Sir or Madam:

         Please find herewith Post-Effective Amendment
No. 88 under the Securities Act of 1933 to the Registration
Statement on Form N-1A, including exhibits thereto, for Alliance Growth and Income Fund, Inc., marked in accordance with Rule 310 of Regulation S-T. There is no filing fee payable herewith.

                                  Sincerely,




                                  /s/ John C. Munch













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